GRAHAM & JAMES LLP
                               ------------------


                                  [LETTERHEAD]


                               September 30, 1998




Palatin Technologies, Inc.
214 Carnegie Center, Suite 100
Princeton, New Jersey 08540

     We have acted as counsel for Palatin Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on September 30, 1998, under the Securities Act of 1933, as amended (the "Act"), for registration under the Act of up to 363,636 shares of common stock, par value $.01 per share (the "Common Stock"), issued to TheraTech, Inc. on July 8, 1998 and of up to 10,000 shares of Common Stock issued to Timothy McInerney on April 22, 1998.

     As counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that in our opinion the 373,636 shares of Common Stock issued to the Selling Stockholders are legally issued, fully paid and non-assessable.

     We are members of the Bar of the State of New York, and the opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. Reference is made to the section of the Registration Statement entitled "Legal Matters" for a description of ownership of the Company's securities by certain attorneys of this firm.

                                    Very truly yours,


                                    GRAHAM & JAMES LLP